EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Laura Graves
Cisco	Cisco
(408) 853-9848	(408) 526-6521
rojenkin@cisco.com	lagraves@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

•	Q2 Net Sales: $9.8 billion (increase of 16.5% year over year)

•	Q2 Net Income: $2.1 billion GAAP; $2.4 billion non-GAAP

•	Q2 Earnings per Share: $0.33 GAAP (increase of 6% year over year); $0.38 non-GAAP (increase of 15% year over year)

SAN JOSE, Calif. – February 6, 2008 – Cisco® , the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its second quarter results for the period ended January 26, 2008. Cisco reported second quarter net sales of $9.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.1 billion or $0.33 per share, and non-GAAP net income of $2.4 billion or $0.38 per share.

“Cisco delivered another solid quarter with strong revenue and order growth driven by a broad base of geographies, products, services and customer markets,” said John Chambers, chairman and CEO, Cisco. “Cisco’s ability to understand market transitions, whether technology or business model-based, continues to be a key contributing factor to our long-term success.”

Chambers continued, “As we enter the second half of the fiscal year, our innovation pipeline is in excellent shape, our balanced product momentum across core and advanced technologies continues to be solid, and execution against our long-term strategy remains unwavering. This constant evolution of moving into new markets and product adjacencies, alongside our core operational and financial strength, is the hallmark of Cisco’s ability to act upon key market transitions.”

GAAP Results
	Q2 2008	Q2 2007	vs. Q2 2007
Net Sales	$9.8 billion	$8.4 billion	+16.5%
Net Income	$2.1 billion	$1.9 billion	+ 7.2%
Earnings per Share	$0.33	$0.31	+ 6.5%

Non-GAAP Results
	Q2 2008	Q2 2007	vs. Q2 2007
Net Income	$2.4 billion	$2.1 billion	+13.8%
Earnings per Share	$0.38	$0.33	+15.2%

Net sales for the first six months of fiscal 2008 were $19.4 billion, compared with $16.6 billion for the first six months of fiscal 2007. Net income for the first six months of fiscal 2008, on a GAAP basis, was $4.3 billion or $0.68 per share, compared with $3.5 billion or $0.56 per share for the first six months of fiscal 2007. Non-GAAP net income for the first six months of fiscal 2008 was $4.9 billion or $0.78 per share, compared with $4.0 billion or $0.64 per share for the first six months of fiscal 2007.

A reconciliation between GAAP net income and non-GAAP net income is provided in the table on page 6.

Cisco will discuss second quarter results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $2.4 billion for the second quarter of fiscal 2008, compared with $2.7 billion for the second quarter of fiscal 2007, and compared with $3.1 billion for the first quarter of fiscal 2008.

•

Cash and cash equivalents and investments were $22.7 billion at the end of the second quarter of fiscal 2008, compared with $22.3 billion at the end of the fourth quarter of fiscal 2007, and compared with $24.7 billion at the end of the first quarter of fiscal 2008.

•

During the second quarter of fiscal 2008, Cisco repurchased 139 million shares of common stock at an average price of $28.67 per share for an aggregate purchase price of $4.0 billion. As of January 26, 2008, Cisco had repurchased and retired 2.5 billion shares of Cisco common stock at an average price of $20.39 per share for an aggregate purchase price of approximately $50.2 billion since the inception of the stock repurchase program. The remaining authorized repurchase amount as of January 26, 2008 was $11.8 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the second quarter of fiscal 2008 were 39 days, compared with 38 days at the end of the fourth quarter of fiscal 2007, and compared with 33 days at the end of the first quarter of fiscal 2008.

•

Inventory turns on a GAAP basis were 10.8 in the second quarter of fiscal 2008, compared with 10.3 in the fourth quarter of fiscal 2007, and compared with 10.3 in the first quarter of fiscal 2008. Non-GAAP inventory turns were 10.5 in the second quarter of fiscal 2008, compared with 10.1 in the fourth quarter of fiscal 2007, and compared with 10.0 in the first quarter of fiscal 2008.

“We are pleased with Cisco’s solid financial performance and strong top line growth during the quarter,” said Dennis Powell, chief financial officer, Cisco. “We believe our solid financials, strong balance sheet and continuing investment in a diversified technology portfolio across new and adjacent markets will maintain our ability to drive long-term shareholder value.”

Business Highlights

Acquisitions and Investments

•

Cisco completed the acquisition of Navini Networks, Inc., a provider in the mobile WiMAX broadband wireless industry. Navini has developed an innovative WiMAX solution that provides compelling value propositions for service providers, designed to enable the delivery of last-mile wireless broadband access to consumers and businesses worldwide.

•	Cisco completed the acquisition of Securent Inc., a leading provider of policy management software for enterprises.

•

Cisco plans to invest up to $1.59 billion (AED 5.8 billion) on information and communications technology in the United Arab Emirates (UAE) over the next five years, in support of the 2015 vision of His Highness Sheikh Mohammad Bin Rashid Al Maktoum to fuel the nation’s growth and development.

New Products

•	Cisco introduced new capabilities for WebEx® MeetMeNow, adding personal video conferencing capabilities and one-click Web meetings from within the Microsoft Office productivity suite.

•

Cisco introduced the Internet Protocol (IP) Services Gateway (Model DRG2800), designed to expand consumers' entertainment and personal content choices and bring network-based and home-based applications together in one device.

•	Cisco introduced the Cisco ASA 5580 Adaptive Security Appliance, designed to deliver data center-class performance with firewall and SSL/IPsec VPN capabilities in a single platform.

•

Cisco introduced and demonstrated intercompany capabilities for Cisco TelePresence with BT. This will provide businesses with the flexibility and security to have “in person” meetings with customers, partners and suppliers with the ease of a simple phone call.

•

Linksys® announced the Wireless-G Business Internet Video Camera with Audio (WVC2300), a surveillance product offering many features in a standard camera design, for small-business owners and the channels that cater to them.

•

Cisco announced a suite of new solutions for the small and medium-sized business (SMB), including technical services, the tripling of unified communications capabilities up to 48 users, and the addition of four new Ethernet switches. Cisco also announced that its SMB channel initiative, Select Certification, has grown to nearly 1,000 channel partners worldwide.

•

Cisco announced the Cisco Managed Services Channel Program, designed to extend and accelerate the global development and delivery of innovative managed services based on advanced networking technologies as well as IP Next-Generation Networks. The program will help allow regional channel partners, service providers and systems integrators to more easily meet our customers’ demand for managed services in established and emerging markets.

Major Customer Announcements

•	AT&T deployed the Cisco CRS-1 Carrier Routing System to support advanced residential and business services.

•	TELUS became the first Canadian telecommunications provider to deploy and support Cisco TelePresence.

Key Milestones

•	Cisco reached the milestone of 100 Cisco TelePresence customers, deploying units in over 40 countries.

•

In conjunction with the Central European University Business School, the Cisco Entrepreneur Institute opened in Hungary to build entrepreneurial capacity by teaching the skills needed for running a small or medium-sized business successfully.

•

Cisco and IBM announced an agreement under which they plan to transform the retail banking experience by enhancing customer interaction and collaboration across all types of delivery channels. New, modular solutions integrate front-and back-office systems with collaboration technologies such as voice over IP (VoIP), streaming video, Web conferencing, and instant messaging.

•

Cisco was named as a global strategic technology provider for the Middle East and North Africa (MENA) region’s newly launched youth employment initiative—‘Silatech’—to support the creation of new jobs needed in the Middle East and North Africa region.

Editor’s Note:

•

Q2 FY 2008 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Wednesday, February 6, 2008. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, February 6, 2008 to 4:30 p.m. Pacific Time, February 13, 2008 at 866-357-4205 (United States) or 203-369-0122 (international). The replay is also available from February 6, 2008 through April 18, 2008 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•

Additional information regarding Cisco’s financials, as well as a Webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 6, 2008. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO about Q2 FY 2008 results will be available at http://newsroom.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our execution against our long-term strategy, our ability to understand and act upon key market transitions, our product momentum and our ability to drive long-term shareholder value) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks related to our lean manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Form 10-K and Form 10-Q. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 26, 2008 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and shares used in non-GAAP net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of purchased intangible assets, significant gains and losses on publicly traded equity securities, the income tax effects of the foregoing, tax effects of post-acquisition integration of purchased intangible assets from significant acquisitions, and significant effects of retroactive tax legislation. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Copyright ©2008 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, Cisco Systems, Linksys and WebEx are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 26, 2008	January 27, 2007	January 26, 2008	January 27, 2007
NET SALES:

Product	$8,245	$7,099	$16,260	$14,039
Service	1,586	1,340	3,125	2,584

Total net sales	9,831	8,439	19,385	16,623

COST OF SALES:
Product	2,882	2,544	5,705	5,043
Service	609	507	1,167	959

Total cost of sales	3,491	3,051	6,872	6,002

GROSS MARGIN	6,340	5,388	12,513	10,621

OPERATING EXPENSES:

Research and development	1,216	1,094	2,408	2,177
Sales and marketing	2,084	1,726	4,087	3,412
General and administrative	520	340	1,010	704
Amortization of purchased intangible assets	116	96	233	201
In-process research and development	—	2	3	6

Total operating expenses	3,936	3,258	7,741	6,500

OPERATING INCOME	2,404	2,130	4,772	4,121

Interest income, net	212	172	435	329
Other income, net	22	33	53	61

Interest and other income, net	234	205	488	390

INCOME BEFORE PROVISION FOR INCOME TAXES	2,638	2,335	5,260	4,511
Provision for income taxes	578	414	995	982

NET INCOME	$2,060	$1,921	$4,265	$3,529

Net income per share:
Basic	$0.34	$0.32	$0.71	$0.58

Diluted	$0.33	$0.31	$0.68	$0.56

Shares used in per-share calculation:
Basic	6,010	6,057	6,049	6,060

Diluted	6,202	6,291	6,273	6,255

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	January 26, 2008	January 27, 2007	January 26, 2008	January 27, 2007
GAAP net income	$2,060	$1,921	$4,265	$3,529

Employee share-based compensation expense	273	247	499	472
Payroll tax on stock option exercises	8	11	19	17
Compensation expense related to acquisitions and investments	34	27	73	48
In-process research and development	—	2	3	6
Amortization of purchased intangible assets	177	132	355	273

Total adjustments to GAAP income before provision for income taxes	492	419	949	816

Income tax effect	(173)	(189)	(333)	(290)
Effect of retroactive tax legislation (1)	—	(60)	—	(60)

Total adjustments to GAAP provision for income taxes	(173)	(249)	(333)	(350)

Non-GAAP net income	$2,379	$2,091	$4,881	$3,995

Diluted net income per share:
GAAP	$0.33	$0.31	$0.68	$0.56

Non-GAAP	$0.38	$0.33	$0.78	$0.64

Shares used in diluted net income per share calculation:
GAAP	6,202	6,291	6,273	6,255

Non-GAAP	6,197	6,281	6,267	6,243

(1)	In the second quarter of fiscal 2007, the Tax Relief and Health Care Act of 2006 reinstated the U.S. federal research and development (R&D) tax credit, retroactive to January 1, 2006. GAAP net income for the second quarter and the first six months of fiscal 2007 included a $120 million tax benefit relating to the reinstatement of the U.S. federal R&D tax credit, including $60 million related to fiscal 2006 R&D expenses. Non-GAAP net income for the second quarter and the first six months of fiscal 2007 excluded the $60 million tax benefit related to fiscal 2006 R&D expenses.

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 10.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 26, 2008	July 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$5,202	$3,728
Investments	17,491	18,538
Accounts receivable, net of allowance for doubtful accounts of $185 at January 26, 2008 and $166 at July 28, 2007	4,165	3,989
Inventories	1,267	1,322
Deferred tax assets	2,048	1,953
Prepaid expenses and other current assets	2,269	2,044

Total current assets	32,442	31,574

Property and equipment, net	3,973	3,893
Goodwill	12,390	12,121
Purchased intangible assets, net	2,338	2,540
Other assets	4,157	3,212

TOTAL ASSETS	$55,300	$53,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$763	$786
Income taxes payable	96	1,740
Accrued compensation	1,981	2,019
Deferred revenue	5,786	5,391
Other current liabilities	3,567	3,422

Total current liabilities	12,193	13,358

Long-term debt	6,851	6,408
Income taxes payable	791	—
Deferred revenue	2,197	1,646
Other long-term liabilities	375	438

Total liabilities	22,407	21,850

Minority interest	81	10

Shareholders’ equity	32,812	31,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$55,300	$53,340

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 26, 2008	January 27, 2007
Cash flows from operating activities:
Net income	$4,265	$3,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	878	690
Employee share-based compensation expense	499	472
Share-based compensation expense related to acquisitions and investments	45	19
Provision for doubtful accounts	29	—
Deferred income taxes	(632)	(66)
Excess tax benefits from share-based compensation	(338)	(428)
In-process research and development	3	6
Net gains and impairment charges on investments	(104)	(99)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(196)	395
Inventories	66	(271)
Prepaid expenses and other current assets	38	(39)
Lease receivables, net	(260)	(66)
Accounts payable	(33)	51
Income taxes payable and receivable	220	104
Accrued compensation	(38)	73
Deferred revenue	946	412
Other liabilities	144	147

Net cash provided by operating activities	5,532	4,929

Cash flows from investing activities:
Purchases of investments	(7,846)	(11,184)
Proceeds from sales and maturities of investments	9,453	7,762
Acquisition of property and equipment	(591)	(548)
Acquisition of businesses, net of cash and cash equivalents acquired	(385)	(166)
Change in investments in privately held companies	(55)	(76)
Other	(111)	(27)

Net cash provided by (used in) investing activities	465	(4,239)

Cash flows from financing activities:
Issuance of common stock	2,165	2,779
Repurchase of common stock	(7,120)	(4,781)
Excess tax benefits from share-based compensation	338	428
Other	94	21

Net cash used in financing activities	(4,523)	(1,553)

Net increase (decrease) in cash and cash equivalents	1,474	(863)
Cash and cash equivalents, beginning of period	3,728	3,297

Cash and cash equivalents, end of period	$5,202	$2,434

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	January 26, 2008	July 28, 2007
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$5,202	$3,728
Fixed income securities	15,954	17,297
Publicly traded equity securities	1,537	1,241

Total	$22,693	$22,266

INVENTORIES
Raw materials	$146	$173
Work in process	58	45
Finished goods:
Distributor inventory and deferred cost of sales	502	544
Manufactured finished goods	318	314

Total finished goods	820	858
Service-related spares	203	211
Demonstration systems	40	35

Total	$1,267	$1,322

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$4,159	$4,022
Computer equipment and related software	1,731	1,605
Production, engineering, and other equipment	4,550	4,264
Operating lease assets	190	181
Furniture and fixtures	414	394

	11,044	10,466
Less accumulated depreciation and amortization	(7,071)	(6,573)

Total	$3,973	$3,893

LEASE RECEIVABLES, NET (1)
Current	$482	$389
Noncurrent	706	539

Total	$1,188	$928

OTHER ASSETS
Deferred tax assets	$1,613	$1,060
Investments in privately held companies	666	643
Income tax receivable	—	277
Lease receivables, net	706	539
Interest rate swaps – long-term debt	361	—
Other	811	693

Total	$4,157	$3,212

DEFERRED REVENUE
Service	$5,292	$4,840
Product
Unrecognized revenue on product shipments and other deferred revenue	2,010	1,769
Cash receipts related to unrecognized revenue from two-tier distributors	681	428

Total product deferred revenue	2,691	2,197

Total	$7,983	$7,037

Reported as:
Current	$5,786	$5,391
Noncurrent	2,197	1,646

Total	$7,983	$7,037

Note:

(1)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Six Months Ended
	January 26, 2008	January 27, 2007	January 26, 2008	January 27, 2007
Cost of sales—product	$11	$12	$20	$23
Cost of sales—service	30	30	53	54

Employee share-based compensation expense in cost of sales	41	42	73	77

Research and development	81	74	146	148
Sales and marketing	111	99	210	193
General and administrative	40	32	70	54

Employee share-based compensation expense in operating expenses	232	205	426	395

Total employee share-based compensation expense	$273	$247	$499	$472

The income tax benefit for employee share-based compensation expense was $86 million and $160 million for the second quarter and first six months of fiscal 2008, respectively, and $105 million and $163 million for the second quarter and first six months of fiscal 2007, respectively.

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION

(In millions)

	Three Months Ended		Six Months Ended
	January 26, 2008	January 27, 2007	January 26, 2008	January 27, 2007
Shares used in diluted net income per share calculation—GAAP	6,202	6,291	6,273	6,255
Effect of SFAS 123(R)	(5)	(10)	(6)	(12)

Shares used in diluted net income per share calculation—Non-GAAP	6,197	6,281	6,267	6,243

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	January 26, 2008	October 27, 2007	July 28, 2007	January 27, 2007
GAAP cost of sales	$3,491	$3,381	$3,365	$3,051
Employee share-based compensation expense	(41)	(32)	(31)	(42)
Amortization of purchased intangible assets	(61)	(61)	(48)	(36)

Non-GAAP cost of sales	$3,389	$3,288	$3,286	$2,973